Exhibit 16.3

June 10, 2011

Securities and Exchange Commission

Washington D.C. 20549

Commissioners:

We have read the statements made by Joway Health Industries Group Inc. (formally G2 Ventures, Inc.), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Joway Health Industries Group Inc. dated June 10, 2011. We agree with the statements made in response to that Item insofar as they relate to our firm.

Sincerely,

/s/ Turner, Stone & Company, LLP

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660/Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com